NOT FOR IMMEDIATE RELEASE

HOMELAND SECURITY CAPITAL CORPORATION
publishes conference call script
for TRANSITION year ended june 30, 2008

ARLINGTON, Va. — October 6, 2008 — Homeland Security Capital Corporation (HSCC) (OTCBB: HOMS), an international provider of specialized technology-based radiological, nuclear, environmental, disaster relief, and security solutions to government and commercial customers, has published on its corporate website the official script of its financials for stub year ended June 30, 2008, that took place October 1st at 4:00 PM EDT.

To listen to the conference, please visit Homeland Security Capital Corporation’s website: www.hscapcorp.com.

For a hard copy of the script that was filed with the U.S. Security and Exchange Commission as an 8-K filing, please visit their website at: www.sec.gov.

About Homeland Security Capital Corporation

HSCC is an international provider of specialized technology-based radiological, nuclear, environmental, disaster relief, and security solutions to government and commercial customers through its portfolio companies. Former Maryland Congressman C. Thomas McMillen, who served three consecutive terms in the U.S. House of Representatives from the 4th Congressional District of Maryland, heads the company.

For more information about Homeland Security Capital Corporation, or to be added to our e-mail distribution list, please visit www.hscapcorp.com.

Forward-Looking Statement

This release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts, that address future activities, performance, events, or developments, are forward-looking statements. Although Homeland Security Capital Corporation believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements.

Contacts:
Homeland Security Capital Corporation

Headquarters - Arlington, VA

Anne Smith

865-342-7668
asmith@sec-tn.com

or

The Investor Relations Group

212-825-3210

Investor Relations:

Conrad F. Mir
cmir@investorrelationsgroup.com

or

Christine A. Berni
cberni@investorrelationsgroup.com

Public Relations:

Susan Morgenbesser
smorgenbesser@investorrelationsgroup.com